                                                              EXHIBIT 3.12.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 D P MEDIA, INC.


         The undersigned, Devon Paxson, sole director of D P Media, Inc., a Florida corporation (the "Corporation"), hereby certifies that:

         1. Shares of the Corporation have not yet been issued. Accordingly, no shareholder approvals of the matters set forth herein are required. In accordance with Sections 607.1005 and 607.1007 of the Florida Statutes, the sole director of the Corporation has adopted and approved by written consent on May __, 1996, the amendment and restatement of the Corporation's articles of incorporation to read in their entirety as follows:

                                 ARTICLE I. NAME

         The name of the Corporation is:

                                 D P MEDIA, INC.


                               ARTICLE II. ADDRESS

         The mailing address of the Corporation is:

                           601 Clearwater Park Road
                           West Palm Beach, FL 33401


                              ARTICLE III. PURPOSE

         The Corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

                          ARTICLE IV. AUTHORIZED SHARES

         The maximum number of shares that the Corporation is authorized to have outstanding at any time is 1,000 shares of class A common stock, with a par value of $1.00 per share ("Class A Common"), and 1,000 shares of class B common stock, with a par value of $1.00 per share ("Class B Common"). Except as otherwise provided below in this Article IV or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall be identical in all respects and shall entitle the holder thereof to the same preferences, limitations, and relative rights:

         1. VOTING RIGHTS. Except as otherwise provided in this Article Fourth or as otherwise required by applicable law, (a) holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation and (b) holders of Class B Common shall have no right to vote on any matter to be voted on by the stockholders of the Corporation.

         2. DIVIDENDS. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common shall be entitled to participate in such dividends ratably on a per share basis; provided, that (i) if dividends are declared which are payable in shares of Class A Common or Class B Common, then dividends shall be declared which are payable at the same rate on both such classes of common stock and the dividends payable in shares of Class A Common shall be payable to holders of Class A Common and dividends payable in shares of Class B Common shall be payable to holders of Class B Common, (ii) if the dividends consist of other voting securities of the Corporation, then the Corporation shall make available to each holder of Class B Common, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to such other voting securities and which are convertible into or exchangeable for such voting securities on the same terms as Class B Common is convertible into Class A Common.

         3. LIQUIDATION. The holders of Class A Common and Class B Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

         4. CONVERSION OF CLASS B COMMON. At any time, each holder of Class B Common shall be entitled to convert, into the same number of shares of Class A Common, any or all shares of Class B Common then held by such holder. Each conversion of shares of Class B Common into shares of the Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Common stating that such holder desires to convert the shares, or a stated number of the shares, of such Class B Common represented by such certificate or certificates into shares of Class A Common. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby. Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted. All shares of Class A Common which are issuable upon the conversion of the Class B Common shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens (other than any lien which existed in respect of the shares which were converted, immediately prior to such conversion) and charges.

         5. STOCK SPLITS. If the Corporation in any manner subdivides or combines the outstanding shares of one class of common stock, the outstanding shares of the other class of common stock shall be proportionately subdivided or combined in a similar manner.

                     ARTICLE V. REGISTERED OFFICE AND AGENT

         The street address of the current registered office of the Corporation is 601 Clearwater Park Road, West Palm Beach, Florida 33401, and the name of the Corporation's current registered agent at that address is Devon Paxson.

                         ARTICLE VI. BOARD OF DIRECTORS

         The Corporation shall have not less than one director. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than one. The name and street address of the current director is:

                      Name                    Address
                      ----                    -------
                      Devon Paxson            601 Clearwater Park Road
                                              West Palm Beach, FL 33401


                               ARTICLE VII. BYLAWS

         The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                            ARTICLE VIII. AMENDMENTS

         The Corporation reserves the right to amend, alter, change, or repeal any provision in these Amended and Restated Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.

         2. The undersigned sole director of the Corporation has been duly authorized to submit these Amended and Restated Articles of Incorporation of Corporation to the Department of State of Florida for filing in accordance with
Section 607.1007.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this ____ day of May, 1996.

                                            D P MEDIA, INC.


                                            By:
                                               --------------------------------
                                                  Devon Paxson, Sole Director